EXHIBIT 16.1



January 7, 2003


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


Commissioners:

We have read the statements made by Midwest Banc Holdings, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated January 7, 2003. We agree with the statements concerning our Firm in such Form 8-K/A.




/s/  Crowe, Chizek and Company LLP
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Crowe, Chizek and Company LLP
Oak Brook, Illinois